Exhibit 99.1

NEWS FROM

For more information contact:

Kate Lowrey - VP of Investor Relations

(314) 213-7277 / klowrey@escotechnologies.com

ESCO REPORTS THIRD QUARTER FISCAL 2026 RESULTS

- Q3 Sales increase 14% to $339 Million -

- Q3 GAAP EPS from Continuing Operations increases 31% to $1.26 -

- Q3 Adjusted EPS from Continuing Operations increases 38% to $2.20 -

ST. LOUIS, August 6, 2026 – ESCO Technologies Inc. (NYSE: ESE) (ESCO, or the Company) today reported its operating results for the third quarter ended June 30, 2026 (Q3 2026).

Operating Highlights

•	Q3 2026 Sales increased $43 million (14 percent) to $339 million compared to $296 million in Q3 2025. Q3 2026 organic sales increased $20 million (8 percent), and Maritime contributed $23 million of revenue growth in the quarter.

•	Q3 2026 GAAP EPS from Continuing Operations increased 31 percent to $1.26 per share compared to $0.96 per share in Q3 2025. Q3 2026 Adjusted EPS from Continuing Operations increased 38 percent to $2.20 per share compared to $1.60 per share in Q3 2025.

•	Q3 2026 entered orders were $410 million, with a book-to-bill ratio of 1.21. This resulted in record backlog at June 30 of $1.54 billion. Q3 2026 orders were lower than the prior year due to $364 million of acquired backlog related to the acquisition of Maritime in Q3 2025.

•	Net cash provided by operating activities from Continuing Operations was $193 million YTD, an increase of $105 million compared to the prior year period.

Bryan Sayler, Chief Executive Officer and President, commented, “Q3 was another strong quarter, highlighted by 14 percent revenue growth, 90 basis points of Adjusted EBIT margin expansion, and a 38 percent increase in Adjusted EPS.

“Year to date, we have delivered double-digit organic sales growth across our aerospace, Navy, Test, and Doble businesses. This broad-based strength underscores the long-term growth dynamics across our end markets. At the same time, our backlog has increased by over $400 million year-to-date driven by momentum across our business platforms. This combination of durable growth drivers, leading market positions, and record backlog, gives us confidence in our ability to continue delivering above-market growth and we are pleased to again raise our full-year FY 2026 guidance.”

Segment Performance

Aerospace & Defense (A&D)

•	Q3 2026 sales increased $31.9 million (23 percent) to $168.2 million from $136.3 million in Q3 2025. Organic sales increased $9.2 million (9 percent) and Maritime added $22.7 million of revenue growth in the quarter. Quarterly sales growth was led by strong performance in commercial aerospace and Navy.

•	Q3 2026 EBIT increased $13.8 million to $50.4 million from $36.6 million in Q3 2025. Adjusted EBIT increased $11.2 million in Q3 2026 to $50.5 million (30.0 percent margin) from $39.3 million (28.8 percent margin) in Q3 2025. The 28 percent increase in Adjusted EBIT was driven by leverage on higher volume and price increases, partially offset by inflationary pressures and unfavorable mix.

•	Q3 2026 Entered Orders decreased $386.7 million (66 percent) to $195.7 million, as Q3 2025 contained $364.2 million in acquired backlog related to the Maritime acquisition along with $67 million in Block V.2/VI Virginia Class and $15 million of Columbia Class orders. Book-to-bill in the quarter was 1.16 driven by higher commercial and military aerospace OEM and aftermarket orders, resulting in record backlog of $1.1 billion.

Utility Solutions Group (USG)

•	Q3 2026 sales increased $7.6 million (8 percent) to $100.0 million from $92.4 million in Q3 2025. Doble sales increased by $12.9 million (17 percent) while NRG sales decreased by $5.3 million (29 percent). Sales growth in the quarter was driven by higher protection testing, offline test equipment, and services revenue at Doble, partially offset by lower renewables revenue at NRG.

•	Q3 2026 EBIT increased $0.5 million to $22.0 million from $21.5 million in Q3 2025. Adjusted EBIT increased $0.5 million in Q3 2026 to $22.3 million (22.3 percent margin) from $21.8 million (23.6 percent margin) in Q3 2025. The increase in Adjusted EBIT was driven by leverage on higher volume at Doble and price increases, mostly offset by EBIT reductions at NRG due to lower sales volumes.

•	Q3 2026 entered orders increased $21.4 million (20 percent) to $126.9 million (book-to-bill of 1.27), resulting in backlog of $189.4 million. Doble orders increased $26.4 million (30 percent) to $113.3 million as the business continues to experience broad based increases in demand from utility customers. NRG orders decreased $5.0 million (27 percent) to $13.5 million, related to the expiration of U.S. renewables tax credits.

RF Test & Measurement (Test)

•	Q3 2026 sales increased $3.2 million (5 percent) to $70.9 million from $67.7 million in Q3 2025. Sales growth in the quarter was primarily driven by higher U.S Test & Measurement (EMC), and medical and industrial shielding.

•	Q3 2026 EBIT increased $0.2 million to $10.9 million from $10.7 million in Q3 2025. Q3 2026 Adjusted EBIT increased $0.9 million to $11.6 million (16.4 percent margin) from $10.7 million (15.9 percent margin) in Q3 2025. The 8 percent increase in Adjusted EBIT was driven by leverage on higher volume and price increases, partially offset by inflationary pressures.

•	Q3 2026 entered orders increased $25.8 million (42 percent) to $87.0 million (book-to-bill of 1.23), resulting in record backlog of $248.6 million. Orders strength in the quarter was driven by industrial shielding projects and electromagnetic interference (EMI) filters for U.S. data centers.

Megger Acquisition

As announced on April 15, 2026, ESCO has agreed to acquire Megger Group Limited. Megger will become part of ESCO’s Utility Solutions Group, creating a business of substantial scale and expanding our capabilities as a valued partner to utilities worldwide. All filings for regulatory approval are underway and we continue to anticipate closing on the transaction in Q1 of fiscal 2027.

Business Outlook – FY 2026

FY 2026 Sales and Adjusted EPS Guidance Update:

•	Raising the lower end of FY 2026 Sales guidance and now expect Sales to be in the range of $1.30 to $1.33 billion (19 to 21 percent growth over the prior year).

•	Raising full year Adjusted EPS guidance to a range of $8.30 - $8.40 per share (38 to 39 percent growth), which reflects a midpoint increase of $0.70 per share from our initial November guidance ($7.50 - $7.80) and $0.22 per share from our more recent May guidance update of ($8.00 - $8.25).

•	Q4’26 Adjusted EPS is expected to be in the range of $2.55 - $2.65 per share (10 to 14 percent growth compared to Q4’25 Adjusted EPS).

Dividend Payment

The next quarterly cash dividend of $0.08 per share will be paid on October 15, 2026 to stockholders of record on October 1, 2026.

Conference Call

The Company will host a conference call today, August 6, at 4:00 p.m. Central Time, to discuss the Company’s Q3 2026 results. A live audio webcast and an accompanying slide presentation will be available in the Investor Center of ESCO’s website. Participants may also access the webcast using this registration link. For those unable to participate, a webcast replay will be available after the call in the Investor Center of ESCO’s website.

Forward-Looking Statements

Statements in this press release regarding Management’s intentions, expectations and guidance for fiscal 2026, including restructuring and cost reduction actions, sales, orders, revenues, margin, earnings, Adjusted EPS, acquisition related amortization, and any other statements which are not strictly historical, are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. securities laws.

Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update them except as may be required by applicable laws or regulations. The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including but not limited to those described in Item 1A, “Risk Factors”, of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and the following: the impacts of climate change and related regulation of greenhouse gases; the impacts of labor disputes, civil disorder, wars including the conflicts involving Iran and Lebanon, elections, political changes, tariffs and trade disputes, terrorist activities, cyberattacks or natural disasters on the Company’s operations and those of the Company’s customers and suppliers; disruptions in manufacturing or delivery arrangements due to shortages or unavailability of materials or components; restrictions or closures of critical supply routes such as the Strait of Hormuz; other supply chain disruptions; inability to access work sites; the timing and content of future contract awards or customer orders; the timely appropriation, allocation and availability of Government funds; the termination for convenience of Government and other customer contracts or orders; weakening of economic conditions in served markets; the success of the Company’s competitors; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties or data breaches; the availability of acquisitions; delivery delays or defaults by customers; performance issues with key customers, suppliers and subcontractors; material changes in the costs and availability of certain raw materials; material changes in the cost of credit; changes in laws and regulations including but not limited to changes in accounting standards and taxation; changes in interest, inflation and employment rates; costs relating to environmental matters arising from current or former facilities; uncertainty regarding the ultimate resolution of current disputes, claims, litigation or arbitration; and the integration and performance of acquired businesses.

Non-GAAP Financial Measures

The financial measures EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, and Adjusted EPS are presented in this press release. The Company defines “EBIT” as earnings before interest and taxes, “EBITDA” as earnings before interest, taxes, depreciation and amortization, “Adjusted EBIT” and “Adjusted EBITDA” as excluding the net impact of the items described in the attached Reconciliation of Non-GAAP Financial Measures, and “Adjusted EPS” as GAAP earnings per share excluding the net impact of the items described and reconciled in the attached Reconciliation of Non-GAAP Financial Measures.

EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, and Adjusted EPS are not recognized in accordance with U.S. generally accepted accounting principles (GAAP). However, Management believes EBIT, Adjusted EBIT, EBITDA, and Adjusted EBITDA are useful in assessing the operational profitability of the Company’s business segments because they exclude interest, taxes, depreciation, and amortization, which are generally accounted for across the entire Company on a consolidated basis. EBIT is also one of the measures used by Management in determining resource allocations within the Company as well as incentive compensation. The presentation of EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, and Adjusted EPS provides important supplemental information to investors by facilitating comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP.

About ESCO

ESCO Technologies is a global provider of highly engineered products and solutions serving diverse end-markets. It manufactures filtration and fluid control products, advanced composites, as well as signature and power management solutions for aviation, Navy, and industrial customers. ESCO is an industry leader in designing and manufacturing RF test and measurement products and systems; and provides diagnostic instruments, software and services to industrial power users and the electric utility and renewable energy industries. Headquartered in St. Louis, Missouri, ESCO and its subsidiaries have offices and manufacturing facilities worldwide. For more information on ESCO and its subsidiaries, visit ESCO’s website at www.escotechnologies.com.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
Net Sales	$339,027		296,344
Cost and Expenses:
Cost of sales	197,508		174,350
Selling, general and administrative expenses	71,002		62,042
Amortization of intangible assets	20,342		16,753
Interest expense	8,713		7,921
Other expenses (income), net	508		2,209
Total costs and expenses	298,073		263,275

Earnings before income taxes	40,954		33,069
Income tax expense	8,219		8,314

Earnings from continuing operations	32,735		24,755

Earnings from discontinued operations, net of tax expense of $0 and $599, respectively	-		1,310

Net earnings	$32,735		26,065

Diluted - GAAP
Continuing operations	$1.26		0.96
Discontinued operations	0.00		0.05
Net earnings	$1.26		1.01

Diluted - As Adjusted Basis
Continuing Operations	$2.20	(1)	1.60	(2)

Diluted average common shares O/S:	25,980		25,918

(1)	Q3 2026 Adjusted EPS from continuing operations excludes $0.94 per share of after-tax charges consisting of: $0.03 of Test & USG segment restructuring charges, $0.20 of debt financing and $0.19 of acquisition costs at Corporate related to the pending Megger acquisition that was announced in April 2026, and $0.52 of acquisition related amortization.

(2)	Q3 2025 Adjusted EPS from continuing operations excludes $0.64 per share of after-tax charges consisting of: $0.15 of Corporate acquisition costs, $0.08 of Maritime inventory step-up charges and stamp duties, $0.01 of restructuring charges (primarily severance) within the USG segment, and $0.40 of acquisition related amortization.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except per share amounts)

	Nine Months Ended June 30, 2026		Nine Months Ended June 30, 2025
Net Sales	$938,027		742,714
Cost and Expenses:
Cost of sales	545,274		431,068
Selling, general and administrative expenses	195,039		171,305
Amortization of intangible assets	61,086		32,735
Interest expense	13,992		12,373
Other expenses (income), net	2,340		1,947
Total costs and expenses	817,731		649,428

Earnings before income taxes	120,296		93,286
Income tax expense	25,314		21,841

Earnings from continuing operations	94,982		71,445

Earnings from discontinued operations, net of tax expense of $363 and $3,006, respectively	1,177		9,126

Net earnings	$96,159		80,571

Diluted - GAAP
Continuing operations	$3.66		2.76
Discontinued operations	0.05		0.35
Net earnings	$3.71		3.11

Diluted - As Adjusted Basis
Continuing Operations	$5.75	(1)	3.71	(2)

Diluted average common shares O/S:	25,932		25,876

(1)	YTD Q3 2026 Adjusted EPS from continuing operations excludes $2.09 per share of after-tax charges consisting primarily of: $0.09 of restructuring charges within Test, USG & A&D segments, $0.20 of debt financing and $0.23 of acquisition costs at Corporate related to the pending Megger acquisition that was announced in April 2026, and $1.57 of acquisition related amortization.

(2)	YTD Q3 2025 Adjusted EPS from continuing operations excludes $0.95 per share of after-tax charges consisting of: $0.15 of Corporate acquisition costs, $0.08 of Maritime inventory step-up charges and stamp duties, $0.02 of restructuring charges within the Test and USG segments, and $0.70 of acquisition related amortization.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Business Segment Information (Unaudited) - Continuing Operations basis

(Dollars in thousands)

	GAAP		As Adjusted
	Q3 2026	Q3 2025	Q3 2026	Q3 2025
Net Sales
Aerospace & Defense	$168,202	136,324	168,202	136,324
USG	99,963	92,357	99,963	92,357
Test	70,862	67,663	70,862	67,663
Totals	$339,027	296,344	339,027	296,344

EBIT
Aerospace & Defense	$50,418	36,577	50,455	39,319
USG	21,983	21,540	22,282	21,789
Test	10,882	10,732	11,617	10,732
Corporate	(33,616)	(27,859)	(9,678)	(9,184)
Consolidated EBIT	49,667	40,990	74,676	62,656
Less: Interest expense	(8,713)	(7,921)	(1,850)	(7,921)
Less: Income tax expense	(8,219)	(8,314)	(15,548)	(13,297)
Net earnings	$32,735	24,755	57,278	41,438

Note 1: Adjusted net earnings of $57.3 million in Q3 2026 exclude $24.5 million (or $0.94 per share) of after-tax charges consisting of: $0.03 of Test & USG segment restructuring charges, $0.20 of debt financing and $0.19 of acquisition costs at Corporate related to the pending Megger acquisition and $0.52 of acquisition related amortization.

Note 2: Adjusted net earnings of $41.4 million in Q3 2025 exclude $16.6 million (or $0.64 per share) of after-tax charges consisting of: $0.15 of Corporate acquisition costs, $0.08 of Maritime inventory step-up charges and stamp duties, $0.01 of restructuring charges (primarily severance) within the USG segment, and $0.40 of acquisition related amortization.

EBITDA Reconciliation to Net earnings:

			Q3 2026 -	Q3 2025 -
	Q3 2026	Q3 2025	As Adj	As Adj
Consolidated EBITDA	$76,410	63,350	83,755	71,545
Less: Depr & Amort	(26,743)	(22,360)	(9,079)	(8,889)
Consolidated EBIT	49,667	40,990	74,676	62,656
Less: Interest expense	(8,713)	(7,921)	(1,850)	(7,921)
Less: Income tax expense	(8,219)	(8,314)	(15,548)	(13,297)
Net earnings	$32,735	24,755	57,278	41,438

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Business Segment Information (Unaudited) - Continuing Operations basis

(Dollars in thousands)

	GAAP		As Adjusted
	YTD	YTD	YTD	YTD
	Q3 2026	Q3 2025	Q3 2026	Q3 2025
Net Sales
Aerospace & Defense	$462,341	307,819	462,341	307,819
USG	280,976	269,784	280,976	269,784
Test	194,710	165,111	194,710	165,111
Totals	$938,027	742,714	938,027	742,714

EBIT
Aerospace & Defense	$131,372	78,246	131,650	81,016
USG	63,998	62,808	64,929	63,140
Test	27,697	21,523	29,754	21,988
Corporate	(88,779)	(56,918)	(28,322)	(28,142)
Consolidated EBIT	134,288	105,659	198,011	138,002
Less: Interest expense	(13,992)	(12,373)	(7,129)	(12,373)
Less: Income tax	(25,314)	(21,841)	(41,546)	(29,279)
Net earnings	$94,982	71,445	149,336	96,350

Note 1: Adjusted net earnings of $149.3 million in YTD 2026 exclude $54.3 million (or $2.09 per share) of after-tax charges consisting of: $0.09 of restructuring charges within Test, USG & A&D segments, $0.20 of debt financing and $0.23 of acquisition costs at Corporate related to the pending Megger acquisition and $1.57 of acquisition related amortization.

Note 2: Adjusted net earnings of $96.4 million in YTD 2025 exclude $24.9 million (or $0.95 per share) of after-tax charges consisting of: $0.15 of Corporate acquisition costs, $0.08 of Maritime inventory step-up charges and stamp duties, $0.02 of restructuring charges within the Test and USG segments, and $0.70 of acquisition related amortization.

EBITDA Reconciliation to Net earnings:

			YTD	YTD
	YTD	YTD	Q3 2026 -	Q3 2025 -
	Q3 2026	Q3 2025	As Adj	As Adj
Consolidated EBITDA	$214,361	154,060	225,182	162,975
Less: Depr & Amort	(80,073)	(48,401)	(27,171)	(24,973)
Consolidated EBIT	134,288	105,659	198,011	138,002
Less: Interest expense	(13,992)	(12,373)	(7,129)	(12,373)
Less: Income tax expense	(25,314)	(21,841)	(41,546)	(29,279)
Net earnings	$94,982	71,445	149,336	96,350

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

	June 30, 2026	September 30, 2025
Assets
Cash and cash equivalents	$73,236	101,350
Accounts receivable, net	267,493	253,554
Contract assets	127,620	90,730
Inventories	240,542	217,807
Other current assets	46,620	25,065
Total current assets	755,511	688,506
Property, plant and equipment, net	175,282	172,493
Intangible assets, net	664,450	723,973
Goodwill	760,275	761,931
Operating lease assets	47,271	47,707
Other assets	17,214	15,778
	$2,420,003	2,410,388

Liabilities and Shareholders' Equity
Current maturities of long-term debt	$20,000	20,000
Accounts payable	116,539	96,534
Contract liabilities	288,142	216,590
Current income tax payable	5,754	62,007
Other current liabilities	116,258	113,017
Total current liabilities	546,693	508,148
Deferred tax liabilities	115,333	112,390
Non-current operating lease liabilities	44,107	44,403
Other liabilities	31,608	38,576
Long-term debt	65,000	166,000
Shareholders' equity	1,617,262	1,540,871
	$2,420,003	2,410,388

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Nine Months Ended June 30, 2026	Nine Months Ended June 30, 2025
Cash flows from operating activities:
Net earnings	$96,159	80,571
(Earnings) loss from discontinued operations	(1,177)	(9,126)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	80,073	48,401
Stock compensation expense	10,182	7,934
Changes in assets and liabilities	2,983	(33,473)
Effect of deferred taxes	5,157	(6,008)
Net cash provided by operating activities - continuing operations	193,377	88,299
Net cash provided (used) by operating activities-discontinued ops	(59,340)	43,703
Net cash provided by operating activities	134,037	132,002

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(10,232)	(472,006)
Capital expenditures	(24,560)	(24,210)
Additions to capitalized software and other	(7,874)	(13,018)
Net cash used by investing activities - continuing operations	(42,666)	(509,234)
Net cash provided (used) by investing activities - discontinued ops	1,540	(966)
Net cash used by investing activities	(41,126)	(510,200)

Cash flows from financing activities:
Proceeds from long-term debt	130,000	645,000
Principal payments on long-term debt and short-term borrowings	(231,000)	(242,000)
Debt issuance costs	(1,293)	-
Dividends paid	(6,216)	(6,196)
Other	(10,646)	(6,205)
Net cash (used) provided by financing activities	(119,155)	390,599

Effect of exchange rate changes on cash and cash equivalents	(1,870)	452

Net (decrease) increase in cash and cash equivalents	(28,114)	12,853
Cash and cash equivalents, beginning of period	101,350	65,963
Cash and cash equivalents, end of period	$73,236	78,816

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Other Selected Financial Data (Unaudited)

(Dollars in thousands)

Backlog And Entered Orders - Q3 2026	A&D	USG	Test	Total
Beginning Backlog - 4/1/26	$1,074,987	162,510	232,507	1,470,004
Entered Orders	195,661	126,879	86,998	409,538
Sales	(168,202)	(99,963)	(70,862)	(339,027)
Ending Backlog - 6/30/26	$1,102,446	189,426	248,643	1,540,515

Backlog And Entered Orders - YTD Q3 2026	A&D	USG	Test	Total
Beginning Backlog - 10/1/25	$803,002	143,460	187,175	1,133,637
Entered Orders	761,785	326,942	256,178	1,344,905
Sales	(462,341)	(280,976)	(194,710)	(938,027)
Ending Backlog - 6/30/26	$1,102,446	189,426	248,643	1,540,515

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures (Unaudited)

EPS – Adjusted Basis Reconciliation – Q3 2026
EPS Continuing Operations– GAAP Basis – Q3 2026	$1.26
Adjustments (defined below)	0.94
EPS Continuing Operations– As Adjusted Basis – Q3 2026	$2.20

Adjustments of $0.94 per share consisting primarily of: $0.03 of Test and USG segment restructuring charges, $0.20 of debt financing and $0.19 of acquisition costs at Corporate related to the pending Megger acquisition, and $0.52 of acquisition related amortization.

EPS – Adjusted Basis Reconciliation – Q3 2025
EPS Continuing Operations– GAAP Basis – Q3 2025	$0.96
Adjustments (defined below)	0.64
EPS Continuing Operations– As Adjusted Basis – Q3 2025	$1.60

Adjustments of $0.64 per share consisting primarily of: $0.15 of Corporate acquisition costs, $0.08 of Maritime inventory step-up charges and stamp duties, $0.01 of restructuring charges within the USG segment and $0.40 of acquisition related amortization.

EPS – Adjusted Basis Reconciliation – YTD Q3 2026
EPS Continuing Operations– GAAP Basis – YTD Q3 2026	$3.66
Adjustments (defined below)	2.09
EPS Continuing Operations – As Adjusted Basis – YTD Q3 2026	$5.75

Adjustments of $2.09 per share consisting primarily of: $0.09 of restructuring   charges within Test, USG and A&D segments, $0.20 of debt financing and $0.23 of   acquisition costs related to the pending Megger acquisition, and $1.57 of acquisition   related amortization.

EPS – Adjusted Basis Reconciliation – YTD Q3 2025
EPS Continuing Operations– GAAP Basis – YTD Q3 2025	$2.76
Adjustments (defined below)	0.95
EPS Continuing Operations – As Adjusted Basis – YTD Q3 2025	$3.71

Adjustments of $0.95 per share consisting primarily of: $0.15 of Corporate acquisition costs, $0.08 of Maritime inventory step-up charges and stamp duties, $0.02 of restructuring charges within the Test and USG segments, and $0.70 of acquisition related amortization.